Exhibit (a)

Number
__________________
Each American Depositary Share represents twenty (20) ordinary shares of Tingyi (Cayman Islands) Holding Corp.

Deutsche Bank Trust Company Americas

American Depositary Receipt

Evidencing

American Depositary Shares

Representing Ordinary Shares of

Tingyi (Cayman Islands) Holding Corp.

(Incorporated under the laws of the Cayman Islands)

Deutsche Bank Trust Company Americas, as Depositary (hereinafter referred to as the Depositary), hereby certifies that (i) at the date hereof there have been deposited with the Depositary or its agent, nominee, custodian or correspondent the Shares described above or evidence of the right to receive such Shares; (ii) at the date hereof each American Depositary Share evidenced by this Receipt represents the amount of such securities shown above and deposited or deemed to be deposited hereunder as provided in clause (i) above (iii) from time to time hereafter, each American Depositary Share evidenced by this Receipt shall represent such number of Shares and any and all other shares, stock, securities, cash and/or other property held by the Depositary in place thereof or in addition thereto (collectively, the “Deposited Securities”) as provided herein and (iv)                                          or registered assigns IS THE HOLDER OF                                          AMERICAN DEPOSITARY SHARES evidenced by this Receipt and, except as otherwise herein expressly provided, is entitled, upon surrender at the office of the Depositary (the “Depositary’s Office”), of this Receipt duly endorsed for transfer, upon payment of the fees and charges as provided on the reverse of this Receipt and in compliance with applicable laws and governmental regulations, at the Holder’s option, (1) to delivery at the office of the agent, nominee, custodian or correspondent of the Depositary, to a person specified by the Holder, of the amount of Deposited Securities represented hereby or evidence of the right to receive the same or (2) to have such Deposited Securities forwarded at such Holder’s cost and risk to him at the Depositary’s Office.

The term “Beneficial Owner” shall mean any person who has a beneficial interest in any American Depositary Share evidenced by this Receipt. The term “Holder” shall mean the person or persons in whose name this Receipt is registered upon the books of the Depositary from time to time.  The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as amended from time to time. The term “Shares” shall mean the ordinary shares of Tingyi (Cayman Islands) Holding Corp. (the “Issuer”) heretofore validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or interim certificates representing such Shares.

1.            Receipts. This Receipt is one of a continuing issue of Receipts, all evidencing rights of like tenor with respect to the Deposited Securities, and all issued or to be issued upon the terms and conditions provided herein, which shall govern the continuing arrangement by the Depositary with respect to initial deposits as well as the rights of Holders and Beneficial Owners of Receipts subsequent to such deposits. The Depositary will not knowingly accept for deposit any Shares required to be registered under the provisions of the Securities Act of 1933 unless a registration statement is in effect as to such Shares.

2.            Withdrawal of Deposited Securities and cancellation of Receipts. Receipts may be surrendered for withdrawal of the Deposited Securities and cancellation only in multiples of whole Shares of the Issuer. The surrender of outstanding Receipts and the withdrawal of Deposited Securities may only be suspended for (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities or (iv) any other reason that may at any time be specified in paragraph I(A)(1) of the General Instructions to Form F-6, as from time to time in effect, or any successor provision thereto. If the American Depositary Shares evidenced by the Receipts are fungible with American Depositary Shares representing Shares of the Issuer and issued by another depositary bank in respect thereof and/or other property held by such depositary bank, the Depositary shall be entitled to cancel any Receipt and cause the replacement of it, without the consent of the Holder, with a receipt representing an equivalent number of such American Depositary Shares issued by another depositary bank, which may thereafter be surrendered as provided in that other receipt, for which purposes American Depositary Shares issued by different depositary banks shall be deemed to be fungible if they have the same Committee on Uniform Security Identification Procedures number and/or trading symbol. The Depositary shall notify Holders of the change in depositary not less than 30 days prior to the Depositary (or any of its affiliates) cancelling and replacing any Receipt(s), as described above. Any such cancellation and replacement shall be at the Depositary’s expense and at no cost to the Holder.

3.            Transfer of Receipts; Combination and Split-up of Receipts. Until the surrender of this Receipt in accordance with the terms hereof, the Depositary will keep at a designated transfer office in the Borough of Manhattan, The City of New York, a register for the registration and registration of transfers of Receipts and where the Holders of Receipts may, during regular business hours, inspect the transfer books or the list of Holders of Receipts as maintained by the Depositary. The transfer of this Receipt is registrable on the transfer books of the Depositary at the Depositary’s Office in the City of New York by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and payment of funds sufficient to pay the fees and expenses of the Depositary and any applicable taxes and other governmental charges and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of Deposited Securities as were represented by the American Depositary Shares evidenced by the Receipt or Receipts surrendered.  Upon any such split or combination not involving a transfer, a charge may be made as provided herein. The Depositary may close the transfer books at any time or from time to time when deemed expedient by it in connection with the performance of its duties hereunder, subject to the provisions of Article 2 hereof.

4.            Proof of Citizenship, Residence, etc. The Depositary may require any Holder or Beneficial Owner of Receipts, or any person presenting securities for deposit against the issuance of Receipts, from time to time, to file such proof of citizenship or residence and to furnish such other information, by affidavit or otherwise, and to execute such certificates and other instruments as may be necessary or proper to comply with the constitutional documents of the Issuer or any laws or regulations relating to the ownership of Shares, the issuance or transfer of Receipts, the receipt or distribution of dividends or other property or the taxation thereof or of Receipts or Deposited Securities. Each Holder and Beneficial Owner of Receipts agrees to comply with the foregoing and the Depositary may withhold the issuance or registration of transfer of any Receipt or payment of such dividends or delivery of such property from any Holder, Beneficial Owner or other person, as the case may be, who shall fail to file such proofs, certificates or other instruments.

Each Holder and Beneficial Owner consents to the disclosure by the Depositary of all information furnished by it pursuant to this Article.

5.            Transferability and Record Ownership. It is a condition of this Receipt, and every successive Holder and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt, when properly endorsed or accompanied by proper instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that prior to the due presentation of this Receipt for registration of transfer as provided in Article 3 hereof, and subject to the provisions of Article 13 hereof, the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the persons entitled to dividends or other distributions or to any notice pursuant to the terms hereof and for all other purposes.

6.            Limitations on Execution and Delivery, Transfer and Surrender of Receipts. Subject to the provisions of Article 2 hereof, the delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the registration of transfer of Receipts in particular instances may be refused, or registration of transfer of outstanding Receipts or the combination or split-up of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary, expedient or advisable by the Depositary at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Receipt, or for any other reason.

7.            Liability of Holder for Taxes; Etc. The Depositary shall not be liable for any governmental taxes, assessments or charges or corporate assessments or charges which may become payable in respect of the Deposited Securities or Receipts, but a ratable part of any and all of the same, whether such tax, assessment or charge becomes payable by reason of any present or future tax, statute, charter provision, by-law, regulation or otherwise, shall be payable by the Holder of this Receipt to the Depositary at any time upon request and by holding or having held an American Depositary Share or Receipt, the Holder and all prior Holders hereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary and its agents in respect thereof.  Upon the failure of the Holder of this Receipt to pay any such amount, the Depositary may withhold dividends or other distributions, or may sell for the account of such Holder all or any part of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax, assessment or charge, and the Holder hereof shall remain liable for any deficiency. If the Depositary determines that any distribution other than cash (including, without limitation, Shares and rights) is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto. Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder’s or Beneficial Owner’s income tax liability.  The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Issuer. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the American Depositary Shares, including without limitation, tax consequences resulting if the Issuer (or any of its subsidiaries) is treated as a “Passive Foreign Investment Company” (as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise. Every Holder and Beneficial Owner agrees to, and shall, indemnify the Depositary, the Custodian and each and every of their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims with respect to taxes, additions to tax (including applicable interest and penalties thereon) arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

8.            Available Information. As of the date of the establishment of the program for issuance of Receipts by the Depositary, the Depositary had a good faith belief (after limited investigation), that the Issuer publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”) on its Internet Web site (irasia.com - Tingyi (Cayman Islands) Holding Corp.) or through an electronic information delivery system generally available to the public in its primary trading market. Should such Issuer become subject to the periodic reporting or other informational requirements under the Securities Exchange Act of 1934, it will be required in accordance therewith to file reports and other information with the U.S. Securities and Exchange Commission. The Depositary does not assume any duty to determine if the Issuer is complying with the current requirements of Rule 12g3-2(b) under the Securities Exchange Act of 1934 or to take any action if the Issuer is not complying with those requirements.

Deutsche Bank Trust Company Americas,

as Depositary

By:

Attest:

The Depositary’s Office is currently located at 1 Columbus Circle, New York, New York 10019.

(REVERSE OF RECEIPT)

9.            Representations, Warranties and Agreements. Every person presenting Shares for deposit shall be deemed thereby to represent and warrant that (i) such Shares and, if applicable, each certificate therefor, are duly authorized, validly issued, fully paid, nonassessable and were legally obtained by such person, (ii) all pre-emptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and have not been stripped of any rights or entitlements, and (v) such person or the Holder or the Beneficial Owner is not the Issuer or an officer, director (or person performing similar functions) of the Issuer, does not directly or indirectly control, is not directly or indirectly controlled by and is not under common control with the Issuer and does not intend to deliver the Receipt evidencing such Shares to any of the foregoing. Each such person shall also be deemed to represent that the Shares would not be required to be registered under the Securities Act of 1933 in connection with the offer or sale thereof in the United States. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares. If any such representations or warranties are false in any way, the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.  Holders and Beneficial Owners shall comply with any limitations on ownership of Shares under the constitutional documents of the Issuer or applicable law as if they held the number of Shares their American Depositary Shares represent.

10.          Further Conditions. This Receipt is issued subject, and all rights of the Holder and Beneficial Owner hereof are expressly subject, to the terms and conditions set forth on both sides of this Receipt, all of which form a part of the agreement evidenced in this Receipt and to all of which the Holder and Beneficial Owner hereof by accepting this Receipt consent and agree.

11.          Notices; Voting Rights. The Depositary shall be under no obligation to give notice to the Holder or any Beneficial Owner of this Receipt of any meeting of shareholders or of any report of or communication from the Issuer or of any other matter concerning the affairs of the Issuer, except as herein expressly provided. The Depositary undertakes to make available for inspection by Holders of the Receipts at the Depositary’s Office any reports and communications received by the Depositary or any agent, nominee, custodian or correspondent of the Depositary from the Issuer which were both received by the Depositary as the holder of the Deposited Securities and made generally available to the holders of such Deposited Securities by the Issuer. Such reports and communications will be available in the language in which they were received by the Depositary from the Issuer, except to the extent, if any, that the Depositary in its sole discretion elects both to translate into English any of such reports or communications that were not in English when received by the Depositary and to make any such translation available for such inspection by Holders of the Receipts. The Depositary has no obligation of any kind to translate any of such reports or communications or to make any such translation available for inspection. The Depositary shall not incur any liability to any Holder or Beneficial Owner by reason of any such translation provided by the Depositary, whether or not such translation was prepared by the Depositary, nor shall the Depositary incur any liability for any misstatement in or omission from any reports or communications received by the Depositary or any agent, nominee, custodian or correspondent of the Depositary from the Issuer and which the Depositary makes available to the Holder. The Issuer shall remain in all circumstances the official source of all information about itself in any such report or communication and the Depositary shall not be responsible for the content thereof or any error therein.

Upon the written request of the Holder hereof and the payment by the Holder to the Depositary of a fee determined by the Depositary and any expenses and costs involved, the Depositary will endeavor insofar as practicable to exercise any then existing voting rights with respect to an amount of the Deposited Shares represented hereby in accordance with such request.

12.          Distributions. Until the termination of the agreement evidenced in this Receipt in accordance with the terms hereof, the Depositary shall distribute or otherwise make available to the Holder hereof, at a time and in such manner as it shall determine, any cash dividend, other cash distribution, distribution of Shares, subscription or other rights or any other distribution with respect to the Deposited Securities represented by the American Depositary Shares evidenced hereby, after deduction, or upon payment of, the fees and expenses of the Depositary described in Article 19 hereof, and the withholding of any taxes in respect thereof; provided, however, that the Depositary shall not make any distribution which in the opinion of counsel may violate the Securities Act of 1933 or any other applicable law and for which it shall not have received adequate assurances with respect to compliance with such law or laws, or if the Depositary otherwise determines that distribution would not be practicable and, in such cases, the Depositary may sell such Shares, subscription or other rights, securities or other property. In the event that the Depositary elects not to make any such distribution the Depositary need only notify Holders of the disposition thereof and the proceeds, if any, of any such sales. Any dividend or other distribution received by the Depositary in cash in a currency other than U.S. dollars shall, subject to the provisions of the following paragraph, be converted into U.S. dollars and distributed as herein provided in U.S. dollars. In lieu of distributing fractional Shares, the Depositary may, in its discretion, sell the amount of securities or property equal to the aggregate of any fractional Shares. The Depositary shall have discretion as to the procedure to be followed in making subscription or other rights available to any Holder or in disposing of such rights on behalf of any Holder and making the net proceeds available to such Holder, provided that if by the terms of such rights offering or for any other reason it would be unlawful for the Depositary either to make such rights available to any Holder or dispose of such rights and make the net proceeds from the sale of such rights available to such Holder, then the Depositary may allow such rights to lapse. Sales of subscription or other rights, securities or other property by the Depositary may be made at such time and in such manner as the Depositary may deem advisable and, in such case, the Depositary shall distribute to the Holder hereof the net proceeds after deduction of the fees and expenses of the Depositary described in Article 19 hereof and any applicable withholding taxes or other governmental charges in respect thereof.

If the Depositary shall determine in its sole judgment that any cash distribution is not convertible in its entirety or with respect to the Holders of a portion of the Receipts on a reasonable basis into U.S. dollars available to it in the City of New York, or if any required approval or license of any government or agency for such conversion is denied or is not obtainable within a reasonable period, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent possible to the Holders entitled thereto, at such time and rates of conversion as the Depositary shall deem appropriate, and shall with respect to any such currency not converted or convertible either distribute such currency to the Holders entitled thereto or hold such currency for the respective accounts of such Holders and distribute appropriate warrants or other instruments evidencing rights to receive such foreign currency. Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices.

13.          Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to Deposited Securities, or whenever the Depositary shall receive notice of any of the foregoing or meeting of holders of Shares or other Deposited Securities, or whenever it is necessary or convenient in the judgment of the Depositary to determine the Holders of Receipts, the Depositary will fix a record date for the determination of the Holders generally or the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting.  Surrender of this Receipt for registration of transfer subsequent to any such record date and prior to the date of payment, distribution or meeting shall not affect the right of the Holder hereof on such record date to receive such payment or distribution or, subject to Article 11 hereof, to direct the manner of voting the Deposited Securities represented hereby.

14.          Forwarding and Delivery of Deposited Securities. At any time the Depositary may, in its sole discretion, cause any or all Deposited Securities to be forwarded at the cost and risk of the Holders of the Receipts to the Depositary’s Office or to any agent, nominee, custodian or correspondent of the Depositary, to be held by the Depositary, or such agent, nominee, custodian or correspondent, in which case the Holder hereof shall have, in lieu of the option set forth in clauses (1) and (2) of the first paragraph on the face hereof, the right (i) to receive at no additional cost at the Depositary’s Office or the office of such agent, nominee, custodian or correspondent, as the case may be, or (ii) to have forwarded, at the cost and risk of such Holder, to or upon the order of such Holder at the address designated by such Holder to the Depositary in writing, such amount of Deposited Securities as are represented hereby upon  the surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer and upon payment of the applicable fees, taxes and charges.  The Depositary shall not incur any liability to any Holder or Beneficial Owner of this Receipt by reason of any such forwarding or failure to forward any or all Deposited Securities.

15.          Changes Affecting Deposited Securities.  Upon (i) any change in nominal or par value, or any split-up, combination or any other reclassification, of any Deposited Securities or (ii) any recapitalization, reorganization, sale of assets, liquidation, receivership, bankruptcy, merger or consolidation affecting the Issuer or to which it is a party, then and in any such case the Depositary shall have the right to exchange or surrender such Deposited Securities and accept and hold hereunder in lieu thereof other shares, securities, cash or property to be issued or delivered in lieu of or in exchange for, or distributed or paid with respect to, such Deposited Securities.  Upon any such exchange or surrender, the Depositary shall have the right, in its discretion, to call for surrender of this Receipt in exchange (upon payment of fees and expenses of the Depositary and any applicable taxes and governmental or other charges) for one or more new Receipts of the same form and tenor as this Receipt, specifically describing such new shares, securities, cash or other property.  In any such case the Depositary shall have the right to fix a date after which this Receipt shall only entitle the Holder to receive such new Receipt or Receipts.

If any of the Deposited Securities are redeemable, the Depositary shall have the rights set forth in the immediately preceding paragraph.  The Depositary shall mail notice of any redemption of Deposited Securities to the Holders of Receipts, provided that, in the case of any redemption of less than all of the Deposited Securities, the Depositary shall draw in such manner as it shall determine an equivalent number of American Depositary Shares and shall mail notice of redemption only to the Holders of Receipts evidencing the American Depositary Shares so drawn for redemption, in whole or in part.  The sole right of the Holders of Receipts evidencing American Depositary Shares designated for redemption after the mailing of any such notice of redemption shall be to receive the cash, rights and/or other property applicable to the same, upon surrender to the Depositary (and upon payment of the fees and expenses of the Depositary and any applicable taxes and governmental or other charges) of the Receipts evidencing such American Depositary Shares.

16.          Liability of the Depositary. Neither the Depositary nor any of its agents assumes any obligation, and none of them shall incur any liability, to any Holder or Beneficial Owner of this Receipt (including, without limitation, liability with respect to any investment risk associated with acquiring or disposing of an interest in the Deposited Securities, for the validity or worth, or the rights or entitlement appertaining to, or any fluctuation in value of, the Deposited Securities, for the content of any information submitted to it or the Custodian by or on behalf of the Issuer and distributed to Holders or Beneficial Owners (including for any misstatement therein or omissions therefrom) or for any tax consequences that may result from the ownership of American Depositary Shares, Shares or Deposited Securities and/or with respect to the time and rates for conversion of any foreign currency into U.S. dollars) except that it agrees to perform its obligations specifically set forth in this Receipt without gross negligence or willful misconduct and no implied covenants or obligations shall be read into the agreement evidenced in this Receipt against the Depositary or its agents. In addition, neither the Depositary nor any of its agents shall incur any liability to any Holder or Beneficial Owner of this Receipt or any other person or entity if, by reason of any provisions of any present or future law, rule, regulation, fiat, order or decree of the United States of America, or of any state thereof, or of any foreign country, or political subdivision or jurisdiction thereof or of any governmental entity or regulatory authority or stock exchange, or by reason of any provision, present or future, of the charter or certificate of incorporation, memorandum or articles of association, statutes, code of regulations, by-laws or resolutions of the Issuer, the Depositary or its agents shall be prevented or forbidden from or subjected to any civil or criminal penalty or extraordinary expenses on account of doing or performing any act or thing which by the terms hereof shall be done or performed; nor shall the Depositary or any of its agents incur any liability to any Holder or Beneficial Owner hereof by reason of any delay in the performance or non-performance of any act or thing which by the terms hereof shall be done or performed, caused as aforesaid or arising out of any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond its control, or by reason of any exercise of, or failure to exercise, any discretion provided for herein or otherwise. In no event shall the Depositary or any of its agents be liable for any indirect, special, punitive or consequential damages or be liable to any person other than the Holder. The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian. The Depositary and its agents may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties. The Depositary shall be under no obligation to inform Holders or Beneficial Owners about the requirements of any laws, rules or regulations or any changes therein or thereto. Nothing in this Receipt shall establish a fiduciary relationship between the parties.

The Depositary shall not be responsible for any failure to carry out any requests to vote or for the manner or effect of any vote made either with or without request, or for not exercising any right to vote.  The Depositary shall be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any of the Deposited Securities or in respect of the Receipts which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses and liabilities be furnished as often as may be required. The Depositary shall not incur any liability to any Holder or Beneficial Owner of a Receipt for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner or any other person believed by it to be competent to give such advice or information.  The Depositary and any of its affiliates may each become the owner of and deal in securities of any class of the Issuer and in Receipts.

The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of the Depositary. The Depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian.

The issuer of the Receipts is deemed to be the legal entity resulting from the agreement evidenced in this Receipt.

17.          Amendment of Receipts. The form of the Receipts may at any time and from time to time be amended by the Depositary in any respect which it may deem necessary or desirable. Any amendment which shall prejudice any substantial existing right of Holders shall not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Holders of outstanding Receipts; provided, however, that such 30 days’ notice shall in no event be required with respect to any amendment which shall impose or increase any taxes or other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses. Every Holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the agreement evidenced in this Receipt as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented by the American Depositary Shares evidenced thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which the Depositary believes (i) are reasonably necessary in order for the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or the American Depositary Shares or the Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Notwithstanding the foregoing, if any governmental or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement to the terms hereof to ensure compliance therewith, the Depositary may amend or supplement the terms hereof at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the terms hereof may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations. Notice of any amendment to the terms hereof shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders to retrieve or receive the text of such amendment.

18.          Termination of Agreement and Surrender of this Receipt. The Depositary may at any time terminate the agreement evidenced in this Receipt and all other Receipts by mailing notice of such termination to the Holders of all the Receipts then outstanding at their addresses appearing upon the books of the Depositary, at least 30 days prior to the date fixed in such notice of termination. On and after such date of termination the Holder hereof, upon surrender of this Receipt at the Depositary’s Office, will be entitled to delivery of the amount of the Deposited Securities represented by the American Depositary Shares evidenced hereby at such date of termination upon the same terms and conditions, upon payment of a fee at the rates provided herein with respect to the surrender of this Receipt for Deposited Securities and upon payment of any applicable taxes and governmental or other charges. The Depositary may convert any dividends received by it in cash after the termination date into U.S. dollars as herein provided, and after deducting therefrom the fees and expenses of the Depositary and taxes and other governmental charges referred to herein, hold the balance of said dividends for the pro rata benefit of the Holders of the respective Receipts. As to any Receipts not so surrendered within 30 days after such date of termination, the Depositary shall thereafter have no obligation with respect to the collection or disbursement of any subsequent dividends or any subscriptions or other rights accruing on the Deposited Securities.  After the expiration of six months from such date of termination the Depositary may sell any remaining Deposited Securities in such manner as it may determine appropriate and may thereafter hold uninvested the net proceeds of any such sale or sales, together with any dividends received prior to such sale or the U.S. dollars received on conversion thereof, unsegregated and without liability for interest thereon, for the pro rata benefit of the Holders of the Receipts which have not theretofore been surrendered for cancellation, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, or if no such sale can be made after the expiration of two years from such date of termination, the Depositary shall be discharged from all obligations whatsoever to the Holders and Beneficial Owners of the Receipts except to make distributions of the net proceeds of sale and of such dividends (after deducting all fees, charges and expenses of the Depositary) or of the Deposited Securities in case no sale can be made upon surrender of the Receipts.

19.          Certain Fees and Charges of the Depositary. The Depositary may charge any party depositing or withdrawing Shares, any party transferring or surrendering Receipts, any party to whom Receipts are issued (including issuance pursuant to a stock dividend or stock split or an exchange of stock or distribution or a change in the number of Shares represented by each American Depositary Share) or Holders, as applicable, (i) fees for the delivery or surrender of American Depositary Shares and/or Receipts and deposit or withdrawal of Shares, (ii) fees for distributing cash, Shares or other property received in respect of Deposited Securities, (iii) taxes (including applicable interest and penalties) and other governmental charges, (iv) registration or custodial fees or charges relating to the Shares, (v) cable, telex and facsimile transmission expenses and delivery charges, (vi) foreign currency conversion expenses and fees, (vii) depositary servicing fees, (viii) fees for the sale of Shares and the distribution of cash proceeds therefrom upon termination of the agreement evidenced in this Receipt and (ix) any and all other fees, charges, costs and expenses  that may be incurred from time to time by the Depositary and/or any of its agents (including, without limitation, the Custodian and expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the Receipt program, the servicing of the Shares or other Deposited Securities and/or American Depositary Shares, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary’s or its Custodian’s compliance with applicable laws, rules or regulations. The Depositary’s fees and charges may differ from those of other depositaries.  The Depositary reserves the right to modify, reduce or increase its fees upon 30 days’ notice to the Holder hereof.  The Depositary will provide, without charge, a copy of its latest schedule of fees and charges to any party requesting it. The Depositary may collect any of its fees by deduction from any cash distribution payable, or by selling a portion of any securities to be distributed, to Beneficial Owners that are obligated to pay those fees.

20.          Governing Law; Etc.  This Receipt shall be interpreted in accordance with, and all rights and obligations hereunder and provisions hereof shall be governed by, the laws of the State of New York applicable to contracts made in and to be performed in that state.

All actions and proceedings brought by any Holder or Beneficial Owner or holder of this Receipt against the Depositary arising out of or relating to the Shares or other Deposited Securities, the American Depositary Shares or the Receipts, or any transaction contemplated herein, shall be litigated only in courts located within the Borough of Manhattan in The City of New York.

EACH HOLDER, BENEFICIAL OWNER AND HOLDER OF INTERESTS IN RECEIPTS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, OR ANY TRANSACTION CONTEMPLATED HEREIN, OR THE BREACH HEREOF, INCLUDING WITHOUT LIMITATION, ANY QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

21.          Miscellaneous. From time to time the Depositary may pay rebates to brokers (including, without limitation, brokers that are affiliates of the Depositary) that deposit Shares with the Depositary for the issuance of Receipts. The Depositary assumes no obligation or responsibility, and expressly disclaims any liability arising out of, or relating to, such rebates, including without limitation whether such rebates or any portion thereof are passed on to Beneficial Owners by such brokers. Each Holder or Beneficial Owner of this Receipt hereby acknowledges that affiliates of the Depositary may provide services in connection with this Receipt or otherwise earn commissions or fees in connection with transactions related hereto. The parties hereto acknowledge and agree that (i) the Depositary and its affiliates may be engaged at any time in transactions in which parties adverse to the Holders or Beneficial Owners may have interests and (ii) nothing contained in this Agreement shall (a) preclude the Depositary or any of its affiliates from engaging in such transactions or establishing or maintaining such relationships, or (b) obligate the Depositary or any of its affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships, except as required by law.

Persons are advised that in converting foreign currency into U.S. dollars the Depositary may utilize Deutsche Bank AG or its affiliates (collectively, “DBAG”) to effect such conversion by seeking to enter into a foreign exchange (“FX”) transaction with DBAG. When converting currency, the Depositary is not acting as a fiduciary for the holders or beneficial owners of depositary receipts or any other person. Moreover, in executing FX transactions, DB AG will be acting in a principal capacity, and not as agent, fiduciary or broker, and may hold positions for its own account that are the same, similar, different or opposite to the positions of its customers, including the Depositary. When the Depositary seeks to execute an FX transaction to accomplish such conversion, customers should be aware that DBAG is a global dealer in FX for a full range of FX products and, as a result, the rate obtained in connection with any requested foreign currency conversion may be impacted by DBAG executing FX transactions for its own account or with another customer.  In addition, in order to source liquidity for any FX transaction relating to any foreign currency conversion, DBAG may internally share economic terms relating to the relevant FX transaction with persons acting in a sales or trading capacity for DBAG or one of its agents.  DBAG may charge fees and/or commissions to the Depositary or add a mark-up in connection with such conversions, which are reflected in the rate at which the foreign currency will be converted into U.S. dollars.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary and, in addition, the Depositary may transfer its functions as depositary hereunder to any of its affiliates, whereupon such affiliate shall succeed to and have vested in it all rights and obligations of the Depositary, without in any such case, whether of succession or transfer, the execution or filing of any document or any further act, except as may be required by law.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name

and address of assignee)

                                the within American Depositary Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes and appoints                                 attorney, to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.

Dated                                Signature

NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

All endorsements or assignments of Receipts must be guaranteed by an “eligible institution”, as such term is defined in Rule 17Ad-15 under the United States Securities Exchange Act of 1934, having an office or correspondent in The City of New York.

9